Exhibit 99.1

Binah Capital Group, Inc. Announces Listing on Nasdaq Stock Market LLC

NEW YORK, March 26, 2024 – Binah Capital, Group, Inc. (the “Company”) announced today that it has received approval for the Company’s securities to be listed on the Nasdaq Stock Market LLC. The Company expects its common stock to commence trading on the Nasdaq Global Market and its warrants to commence trading on the Nasdaq Capital Market on March 27, 2024, under the ticker “BCG” and “BCGWW”, respectively.

The Kingswood Acquisition Corp. common stock and warrants ceased trading on the OTC on March 25, 2024.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding our expectation for the Company’s common stock and warrants to commence trading on Nasdaq are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-4 and any subsequent periodic reports. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Binah Capital Group

Binah Capital Group is a leading independent wealth management enterprise, publicly traded on the NASDAQ under the ticker NASDAQ: BCG. The company was created upon the completion of the merger between Wentworth Management Services LLC and Kingswood Acquisition Corp.

About Wentworth Management Services LLC

Wentworth is a holding company that acquires and manages businesses in the wealth management industry. The company specializes in consolidating independent broker-dealers to capture economies of scale needed to service financial advisors in today's technology-enabled regulatory environment. Wentworth's core philosophy focuses on building long-term, productive relationships with its advisor base. The firm also includes a dealer manager business, investment banking division and a wholesale distribution division.

Media Contacts

Donald Cutler or Joseph Kuo

Haven Tower Group

424 317 4864 or 424 317 4851

dcutler@haventower.com or jkuo@haventower.com